EXHIBIT 10.34

                             COINMACH HOLDINGS, LLC
                        MANAGEMENT CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made as of March 5, 2003, by and between Coinmach Holdings, LLC, a Delaware limited liability company (the "Company"), and Mitchell Blatt ("MANAGEMENT STOCKHOLDER"). Except as otherwise indicated herein, capitalized terms used herein are defined in
SECTION 6 hereof.

         WHEREAS,   Coinmach  Laundry   Corporation,   a  Delaware   corporation
("COINMACH LAUNDRY"), will be a wholly-owned subsidiary of the Company on the Closing Date;

         WHEREAS,  Coinmach  Corporation,   a  Delaware  corporation  ("COINMACH
CORPORATION"), is a wholly-owned subsidiary of Coinmach Laundry;


         WHEREAS, Appliance Warehouse of America, Inc., a Delaware corporation ("APPLIANCE WAREHOUSE"), was formed as a wholly-owned subsidiary of Coinmach Corporation;


         WHEREAS, Management Stockholder is a senior executive of the Company or one of the Company's Subsidiaries;

         WHEREAS, Management Stockholder acquired shares of common stock, par value $.01 per share, of Coinmach Laundry (the "NON-EPP COMMON STOCK") in connection with Coinmach Laundry's going-private transaction in July of 2000;

         WHEREAS, Management Stockholder also acquired shares of Class B2 Preferred Stock, par value $.01 per share, of Coinmach Laundry (the "CLC PREFERRED STOCK") in connection with Coinmach Laundry's going-private transaction in July of 2000;

         WHEREAS, in connection with Coinmach Laundry's equity participation program (the "CLC EQUITY PARTICIPATION PROGRAM"), Management Stockholder also acquired shares of common stock, par value $.01 per share, of Coinmach Laundry (the "EPP COMMON STOCK" and, together with the Non-EPP Common Stock, the "CLC COMMON STOCK") pursuant to the Coinmach Laundry Corporation Equity Participation Program Restricted Common Stock Purchase Agreement, dated as of September 6, 2001, by and between Management Stockholder and Coinmach Laundry (the "CLC EQUITY PURCHASE AGREEMENT");

         WHEREAS,   Management   Stockholder  and  Coinmach  Laundry  desire  to
terminate the CLC Equity Purchase Agreement and enter into this Agreement, which shall contain substantially similar terms as the CLC Equity Purchase Agreement;

         WHEREAS, in connection with the CLC Equity Participation Program, Management Stockholder agreed to assign all of the issued and outstanding shares of EPP Common Stock owned by Management Stockholder to Coinmach Laundry pursuant to the Senior Management Stock Assignment, dated as of September 6, 2001 (the "CLC STOCK ASSIGNMENT");
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         WHEREAS,  Management  Stockholder  desires  to  replace  such CLC Stock
Assignment with an undated instrument of transfer containing customary terms and conditions of transfer in respect of the securities of the Company received in exchange for the Contributed Stock (the "INSTRUMENT OF TRANSFER");

         WHEREAS, in connection with the purchase of EPP Common Stock under the CLC Equity Participation Program, Management Stockholder entered into the Senior Management Promissory Note, dated as of September 6, 2001 (the "CLC PROMISSORY NOTE"), in favor of Coinmach Laundry;

         WHEREAS, Management Stockholder desires to amend and restate the CLC Promissory Note as set forth in the Amended and Restated Promissory Note, dated as of the Closing Date (the "AMENDED CLC PROMISSORY NOTE"), with substantially similar terms as the CLC Promissory Note;

         WHEREAS, in connection with the CLC Equity Participation Program, Management Stockholder entered into the Senior Management Security Agreement, dated as of September 6, 2001, by and among Management Stockholder, Coinmach Laundry and the secretary of Coinmach Laundry (the "CLC SECURITY AGREEMENT");

         WHEREAS, Management Stockholder desires to amend and restate the CLC Security Agreement as set forth in the Amended and Restated Security Agreement, dated as of the Closing Date (the "AMENDED CLC SECURITY AGREEMENT," and together with the Instrument of Transfer and the Amended CLC Promissory Note, the "AMENDED EPP DOCUMENTS");

         WHEREAS, on or prior to the date hereof, (i) Coinmach Corporation declared and paid a dividend on its issued and outstanding shares of common stock, par value $.01 per share, payable in shares of common stock, par value $.01 per share, of Appliance Warehouse (the "AWA COMMON STOCK"), and (ii) Coinmach Laundry authorized the declaration of a dividend (the "AWA COMMON STOCK DIVIDEND") on its issued and outstanding shares of CLC Common Stock in shares of AWA Common Stock;

         WHEREAS, the AWA Common Stock Dividend is payable on the Closing Date to holders of record of CLC Common Stock as of the Closing Date;

         WHEREAS, Management Stockholder desires to contribute to the Company, and the Company desires to acquire from Management Stockholder, all of (i) the CLC Common Stock, (ii) the AWA Common Stock (by Management Stockholder's assignment of its right to receive the AWA Common Stock Dividend), and (iii) the CLC Preferred Stock (the CLC Preferred Stock, the CLC Common Stock and the AWA Common Stock being referred to collectively herein as the "CONTRIBUTED STOCK"), owned (or with respect to which Management Stockholder has the right to receive), directly or indirectly, by Management Stockholder and listed on SCHEDULE A attached hereto, in exchange for Common Units and Class C Preferred Units of the Company in the amounts set forth on SCHEDULE A attached hereto.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         Section 1. CONTRIBUTION; ISSUANCE AND VESTING OF COMMON UNITS AND ISSUANCE OF CLASS C PREFERRED UNITS; CONSENT TO DIVIDEND.


         1.1 AUTHORIZATION OF COMMON UNITS AND PREFERRED UNITS. The Company hereby authorizes the issuance to Management Stockholder of 7,376,400 Common Units and 3,832.69 Class C Preferred Units.

         1.2 CONTRIBUTION OF CONTRIBUTED STOCK AND ISSUANCE OF COMMON UNITS AND CLASS C PREFERRED UNITS. At the Closing (as defined in SECTION 1.5 below), subject to the terms and conditions set forth herein, Management Stockholder shall contribute the CLC Common Stock and the CLC Preferred Stock and assign all of its right, title and interest in and to the AWA Common Stock Dividend, to the Company (the "MANAGEMENT STOCK CONTRIBUTION"), and the Company shall issue to Management Stockholder the number of Common Units and Class C Preferred Units listed on SCHEDULE A attached hereto in exchange therefor. The Company and Management Stockholder agree that (i) the fair value of the Common Units received in exchange for the contributed CLC Common Stock and the AWA Common Stock is equal to the fair value of the CLC Common Stock and the AWA Common Stock contributed by Management Stockholder for the Common Units as set forth on SCHEDULE A, (ii) the fair value of the Class C Preferred Units received in exchange for the contributed CLC Preferred Stock is equal to the fair value of the CLC Preferred Stock contributed by Management Stockholder for the Class C Preferred Units as set forth on SCHEDULE A, (iii) the consideration given by Management Stockholder is a tax free contribution of property to a partnership pursuant to Code ss.721, and (iv) each party shall prepare or cause to be prepared their tax returns in accordance with CLAUSES (I) through (III) above. The parties hereto hereby acknowledge and agree that upon delivery of the Dividend Payment Notice to Coinmach Laundry pursuant to SECTION 2.4 hereof, the Company shall be entitled to receive all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend without any further action required to be taken by any party hereto or otherwise (except as otherwise provided in this SECTION 1.2).

         1.3 VESTING OF COMMON UNITS. The Management Stock Contribution shall include both the Vested Shares and Unvested Shares of EPP Common Stock held by Management Stockholder under the CLC Equity Purchase Agreement. Management Stockholder shall receive from the Company at the Closing a number of Common Units representing the number of Vested Shares of EPP Common Stock held by Management Stockholder under the CLC Equity Purchase Agreement on the date of the Closing (together with the other Common Units, the "VESTED COMMON UNITS") and a number of Common Units representing the number of Unvested Shares of EPP Common Stock held by Management Stockholder under the CLC Equity Purchase Agreement on the date of the Closing (the "UNVESTED COMMON UNITS"). 3,117,859 of the Common Units held by Management Stockholder set forth on SCHEDULE A shall be subject to the following vesting schedule (expressed as a percentage of 3,117,859 Common Units):

    --------------------  ---------------------------------------------
         INSTALLMENT          VESTING DATE APPLICABLE TO INSTALLMENT
    --------------------  ---------------------------------------------
             20%                         September 6, 2001
             20%                         December 17, 2001
             20%                         December 17, 2002
             20%                         December 17, 2003
             20%                         December 17, 2004
    --------------------  ---------------------------------------------


         1.4 NO VOTING RIGHTS. Except as otherwise provided for in the LLC Agreement, Management Stockholder shall have no voting rights with respect to the Unvested Common Units.

         1.5 CLOSING. The closing of the Management Stock Contribution and the issuance of the Common Units and Class C Preferred Units (the "CLOSING") shall take place at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019 at 10:00 a.m. on the Closing Date, or at such other place designated by the Company.

         1.6 CONSENT TO DIVIDEND. Management Stockholder hereby consents and agrees to the declaration and payment of the AWA Common Stock Dividend by Coinmach Laundry prior to the payment of any dividend or other distribution on such Management Stockholder's CLC Preferred Stock to which such Management Stockholder may be entitled and expressly agrees, solely in his capacity as a holder of CLC Preferred Stock, that such Management Stockholder shall not be entitled to be paid any dividends on its CLC Preferred Stock, including the AWA Common Stock Dividend, as a condition to the payment of such AWA Common Stock Dividend.

         Section 2. CONDITIONS TO CLOSING. The Company's obligation to issue the Common Units and Class C Preferred Units to Management Stockholder in connection with the Management Stock Contribution is subject to the satisfaction as of the Closing of the following conditions:

         2.1 LIMITED LIABILITY COMPANY AGREEMENT. Management Stockholder shall have entered into the LLC Agreement on the Closing Date and shall have executed and delivered a counterpart signature page thereto. The LLC Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Agreement shall not be in breach of any of the terms thereof.

         2.2 REGISTRATION AGREEMENT. Management Stockholder shall have entered into the Company's registration agreement (the "LLC REGISTRATION AGREEMENT") on the Closing Date and shall have executed and delivered to the Company a counterpart signature page thereto. The LLC Registration Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Registration Agreement shall not be in breach of any of the terms thereof.

         2.3 SECURITYHOLDERS AGREEMENT. Management Stockholder shall have entered into the Company's securityholders agreement (the "LLC SECURITYHOLDERS AGREEMENT") on the Closing Date and shall have executed and delivered to the Company a counterpart signature page thereto. The LLC Securityholders Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Securityholders Agreement shall not be in breach of any of the terms thereof.

         2.4 AMENDED EPP DOCUMENTS. Management Stockholder shall have entered into each of the Amended EPP Documents on the Closing Date and shall have executed and delivered to the Company a counterpart signature page thereto.

         2.5 DELIVERY OF DIVIDEND PAYMENT NOTICE. Management Stockholder shall have delivered to Coinmach Laundry written notice substantially in the form attached hereto as EXHIBIT A (the "DIVIDEND PAYMENT NOTICE"), directing and authorizing Coinmach Laundry to pay to the Company on the Closing Date all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend. The Dividend Payment Notice is hereby deemed to evidence the assignment by Management Stockholder of its right to receive the AWA Common Stock Dividend pursuant to SECTION 1.2 hereof.

         Section 3. REPRESENTATIONS AND WARRANTIES OF MANAGEMENT STOCKHOLDER. As a material inducement to the Company to enter into this Agreement, Management Stockholder represents and warrants to the Company that:

         3.1 AUTHORIZATION OF TRANSACTIONS. Management Stockholder has full power and authority to enter into this Agreement and the other agreements contemplated hereby to which Management Stockholder is a party, and to perform Management Stockholder's obligations hereunder and thereunder.

         3.2 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. This Agreement has been duly executed and delivered by Management Stockholder, and constitutes, and the other agreements contemplated hereby to which Management Stockholder is a party, when executed and delivered by Management Stockholder in accordance with the terms thereof shall each constitute, a valid and binding obligation of Management Stockholder, enforceable in accordance with its terms, subject to the effect of bankruptcy, or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

         3.3 NO BREACH. The execution and delivery by Management Stockholder of this Agreement and the other agreements contemplated hereby to which Management Stockholder is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Management Stockholder, does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in the creation of any lien upon Management Stockholder's assets or encumbrance upon Management Stockholder's Contributed Stock pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, any law, statute, rule or regulation to which Management Stockholder is subject, or any organizational document, agreement, instrument, order, judgment or decree to which Management Stockholder is subject.

         3.4 TITLE TO COINMACH LAUNDRY STOCK. Management Stockholder is the record and beneficial owner of the shares of Contributed Stock shown on SCHEDULE A attached hereto. On the Closing Date, Management Stockholder shall transfer to the Company good and marketable title to such shares of Contributed Stock, free and clear of all liens or other encumbrances of any kind. Except for the shares of stock shown on SCHEDULE A attached hereto, Management Stockholder owns no other shares of CLC Common Stock, AWA Common Stock or CLC Preferred Stock and is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the acquisition or disposition of any capital stock of Coinmach Laundry (other than this Agreement and the CLC Equity Purchase Agreement). Management Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Coinmach Laundry, Appliance Warehouse or the Company.

         3.5 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Management Stockholder's knowledge, threatened against or affecting Management Stockholder, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Management Stockholder's performance under this Agreement, the other agreements contemplated hereby to which Management Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

         3.6 BROKERAGE. There are no claims for brokerage, commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Management Stockholder. Management Stockholder shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         3.7 ISSUED ENTIRELY FOR OWN ACCOUNT. The Common Units and Class C Preferred Units to be issued to Management Stockholder are for investment for Management Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Management Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Management Stockholder further represents that Management Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Units or Class C Preferred Units.

         3.8 DISCLOSURE OF INFORMATION. Management Stockholder acknowledges that he or she is aware of the Company's business affairs and financial condition and has received all the information Management Stockholder considers necessary or appropriate for deciding whether to acquire the Common Units and Class C Preferred Units. Management Stockholder further represents that he or she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Common Units or Class C Preferred Units, and the business, properties, prospects and financial condition of the Company.

         3.9 INVESTMENT EXPERIENCE. Management Stockholder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that Management Stockholder is capable of evaluating the merits and risks of an investment in Common Units and Class C Preferred Units hereunder.

         3.10 RESTRICTED SECURITIES. Management Stockholder acknowledges that the Common Units and Class C Preferred Units have not been registered under the Securities Act, are deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available. Management Stockholder further acknowledges that the Company is under no obligation to register the Common Units or Class C Preferred Units.

         3.11 RESALES OF RESTRICTED SECURITIES. Management Stockholder acknowledges that he or she is familiar with the provisions of Rule 701 and Rule 144 under the Securities Act, which Rules, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Management Stockholder understands that if the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Management Stockholder will not be able to resell the Common Units or Class C Preferred Units under Rule 701 (i) until at least ninety (90) days after the Company became subject to such reporting requirements (or any longer stand-off period, as discussed below, may require) and (ii) unless such resale satisfies those provisions of Rule 144 that are specified in Rule 701(g)(3). Even if the Company is not subject to such reporting requirements, the Common Units and Class C Preferred Units may be resold in certain limited circumstances subject to satisfaction of all of the applicable provisions of Rule 144. Management Stockholder further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Common Units or Class C Preferred Units. Management Stockholder understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

         3.12 LEGENDS. Management Stockholder acknowledges and understands that all certificates representing Common Units or Class C Preferred Units shall have endorsed thereon the legend described in the Senior Management Agreement and such other appropriate legends reflecting any other restrictions pursuant to the LLC Agreement, bylaws, this Agreement and/or applicable securities laws.

         3.13 STOP-TRANSFER INSTRUCTIONS. Management Stockholder agrees that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, Management Stockholder will not sell or otherwise Transfer or dispose of any Common Units, Class C Preferred Units or other securities of the Company during such stand-off period (not to exceed one-hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act) as may be requested by the Company or representatives of the underwriters. Management Stockholder further agrees that the Company may impose stop-transfer instructions with respect to the Common Units or Class C Preferred Units and any other of Management Stockholder's securities that are subject to the foregoing restrictions until the end of such period.

         3.14 INVALID TRANSFERS. Management Stockholder acknowledges and agrees that the Company shall not be required (i) to transfer on its books any Common Units or Class C

Preferred Units that have been sold or otherwise Transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Agreement or any other agreement between the Company and Management Stockholder, or (ii) in any such event, to treat as owner of such Common Units or Class C Preferred Units, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Units or Class C Preferred Units shall have been so Transferred.

         3.15 CLOSING DATE. All of the representations and warranties of Management Stockholder contained in this SECTION 3 and elsewhere in this Agreement, and all information delivered by Management Stockholder in any schedule or attachment hereto or in any writing delivered by Management Stockholder to the Company, are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Management Stockholder shall have advised the Company otherwise in writing prior to the Closing.

         Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to Management Stockholder to enter into this Agreement and make the Management Stock Contribution, the Company hereby represents and warrants to Management Stockholder that:

         4.1 ORGANIZATION AND POWER. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         4.2 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and the Amended EPP Documents (collectively, the "TRANSACTION DOCUMENTS") have been duly authorized by the Company. Each Transaction Document constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Transaction Documents, the issuance of the Common Units and Class C Preferred Units hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's Units or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the LLC Agreement, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

         4.3 CLOSING DATE. The representations and warranties of the Company contained in this SECTION 4 and elsewhere in this Agreement shall be true and correct in all material respects on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

         Section 5. ESCROW OF RESTRICTED SECURITIES; CERTAIN MATTERS REGARDING THE ESCROW AGENT.

         5.1 For so long as Common Units or Class C Preferred Units held by Management Stockholder are subject to the terms of the Amended CLC Security Agreement, Management Stockholder irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing such Common Units or Class C Preferred Units to be held by the Escrow Agent hereunder. Management Stockholder hereby irrevocably constitutes and appoints the Escrow Agent as Management Stockholder's attorney-in-fact and agent for the term of the escrow arrangement created hereunder to execute with respect to such Common Units or Class C Preferred Units all documents necessary or appropriate to make such Common Units or Class C Preferred Units negotiable and to complete any transaction herein contemplated.

         5.2 The Escrow Agent is a party to this Agreement only for the purpose of the escrow instructions contained herein. The duties of the Escrow Agent hereunder are limited to those expressly set forth herein, and may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys shall be conclusive evidence of such good faith.

         5.3 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         5.4  If  the  Escrow  Agent   reasonably   requires  other  or  further
instruments in connection with the instructions contained in this Agreement, the necessary parties hereto shall join in furnishing such instruments.

         5.5 The responsibilities of the Escrow Agent hereunder shall terminate if the Escrow Agent ceases to be an officer or agent of the Company or any of its Subsidiaries or if the Escrow Agent resigns by written notice to the Company. Upon such termination, the Company shall appoint a successor Escrow Agent. If at the time of such termination, the Escrow Agent has in its possession any documents, securities or other property belonging to, and then deliverable to Management Stockholder, it shall deliver all of the same to Management Stockholder and shall be discharged of all further obligations under this Agreement.

         5.6 In the event of any dispute with respect to the delivery and/or ownership or right of possession of the Common Units or Class C Preferred Units held by the Escrow Agent hereunder, the Company and Management Stockholder authorize and direct the Escrow Agent to retain in its possession without liability to anyone all or any part of such Common Units or Class C

Preferred Units until settlement of such disputes by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty to institute or defend any such proceedings.

         5.7 The Escrow Agent shall be entitled to employ such legal counsel as it deems reasonably necessary with respect to the obligations of the Escrow Agent hereunder, and may rely upon the advice of such counsel.

         5.8 The Escrow Agent shall not be liable for the outlawing of any rights under the statute of limitations with respect to the escrow instructions contained herein.

         5.9  Notwithstanding  any permitted Transfer of Restricted  Securities,
(i) no  Restricted  Securities  shall be released by the Escrow Agent under this
SECTION 5 until such time that all of Management Stockholder's obligations under the Amended CLC Security Agreement are satisfied in full and (ii) no such Transfer shall release Management Stockholder from, or modify or alter in any manner any obligation of Management Stockholder under, the Amended CLC Promissory Note.

         Section 6. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "AMENDED CLC PROMISSORY NOTE" has the meaning set forth in the twelfth recital paragraph hereto.

         "AMENDED CLC SECURITY AGREEMENT" has the meaning set forth in the fourteenth recital paragraph hereto.

         "AMENDED EPP DOCUMENTS" has the meaning set forth in the fourteenth recital paragraph hereto.

         "APPLIANCE WAREHOUSE" has the meaning set forth in the third recital paragraph hereto.

         "AWA COMMON STOCK" has the meaning set forth in the fifteenth recital paragraph hereto.

         "AWA COMMON STOCK DIVIDEND" has the meaning set forth in the fifteenth recital paragraph hereto.

         "CLASS C PREFERRED UNITS" means Units having the rights and obligations of Class C Preferred Units set forth in the LLC Agreement.

         "CLC COMMON STOCK" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC EQUITY PARTICIPATION PROGRAM" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC EQUITY PURCHASE AGREEMENT" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC PREFERRED STOCK" has the meaning set forth in the sixth recital paragraph hereto.

         "CLC PROMISSORY NOTE" has the meaning set forth in the eleventh recital paragraph hereto.

         "CLC SECURITY AGREEMENT" has the meaning set forth in the thirteenth recital paragraph hereto.

         "CLC STOCK ASSIGNMENT" has the meaning set forth in the ninth recital paragraph hereto.

         "CLOSING" has the meaning set forth in SECTION 1.5 hereto.

         "CLOSING DATE" means March 6, 2003, or such other date as an officer of the Company or any of its Subsidiaries shall determine.

         "CODE" means the United States Internal Revenue Code of 1986, as amended, and any successor statute.

         "COINMACH CORPORATION" has the meaning set forth in the second recital hereto.

         "COINMACH LAUNDRY" has the meaning set forth in the first recital hereto.

         "COINMACH REGISTRATION AGREEMENT" means the Registration Agreement, by and among CLC Acquisition Corporation, Management Stockholder and each of the other parties thereto, dated as of July 5, 2000.

         "COINMACH STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, by and among CLC Acquisition Corporation, Management Stockholder and each of the other parties thereto, dated as of July 5, 2000.

         "COMMON UNITS" means Units having the rights and obligations of Common Units set forth in the LLC Agreement.

         "COMPANY" has the meaning set forth in the preamble hereto.

         "CONTRIBUTED STOCK" has the meaning set forth in the last recital paragraph hereto.

         "DIVIDEND PAYMENT NOTICE" has the meaning set forth in SECTION 2.5 hereto.

         "EPP COMMON STOCK" has the meaning set forth in the seventh recital paragraph hereto.

         "ESCROW AGENT" means Robert M. Doyle or such other executive officer or agent of the Company or any of its Subsidiaries as determined by the Company from time to time.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "INSTRUMENT OF TRANSFER" has the meaning set forth in the tenth recital paragraph hereto.

         "LLC AGREEMENT" means the Limited Liability Company Agreement, by and among the Company and its members, dated as of the Closing Date.

         "LLC REGISTRATION AGREEMENT" has the meaning set forth in SECTION 2.2 hereto.

         "LLC  SECURITYHOLDERS  AGREEMENT"  has the meaning set forth in SECTION
2.3 hereto.

         "MANAGEMENT STOCKHOLDER" has the meaning set forth in the preamble hereto.

         "MANAGEMENT  STOCK  CONTRIBUTION"  has the meaning set forth in SECTION
1.2 hereto.

         "NON-EPP COMMON STOCK" has the meaning set forth in the fifth recital paragraph hereto.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "RESTRICTED  SECURITIES"  means (i) the Common Units issued  hereunder,
(ii) the Class C Preferred Units issued hereunder, and (iii) any securities issued with respect to the securities referred to in CLAUSE (I) or CLAUSE (II) above by way of a dividend, split, distribution, conversion or in connection with a combination of securities, or any recapitalization, merger, consolidation or other reorganization.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SENIOR MANAGEMENT AGREEMENT" means that certain agreement, dated as of the Closing Date, by and among Management Stockholder, the Company and Coinmach Corporation.

         "TRANSACTION  DOCUMENTS"  has the  meaning  set  forth in  SECTION  4.2 hereto.

         "TRANSFER" means to sell, assign, pledge, offer or otherwise dispose of any interest in any Units.

         "UNITS" has the meaning set forth in the LLC Agreement.

         "UNVESTED  COMMON  UNITS"  has the  meaning  set forth in  SECTION  1.3 hereto.

         "UNVESTED SHARES" has the meaning set forth in the CLC Equity Purchase Agreement.

         "VESTED COMMON UNITS" has the meaning set forth in SECTION 1.3 hereto.

         "VESTED SHARES" has the meaning set forth in the CLC Equity Purchase Agreement.

         Section 7.  MISCELLANEOUS.

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in this Agreement or in any writing delivered by the Company or Management Stockholder in connection with this
Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation, inquiry or examination made by or on behalf of or any knowledge of any party or on its behalf or the acceptance by any party of a certificate or opinion).

         7.2 TERMINATION OF EXISTING AGREEMENTS. Management Stockholder and Coinmach Laundry hereby agree and acknowledge that, effective as of the Closing Date, the Coinmach Stockholders Agreement, the Coinmach Registration Agreement and the CLC Equity Purchase Agreement are hereby terminated in their entirety and shall be of no further force or effect.

         7.3 REMEDIES. Management Stockholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which Management Stockholder has been granted at any time under any other agreement or contract and all of the rights which Management Stockholder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         7.4 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Management Stockholder. No other course of dealing between the Company and Management Stockholder or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such Person.

         7.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective permitted successors, assigns, heirs, executors and administrators of the parties hereto whether so expressed or not; PROVIDED, HOWEVER, that Management Stockholder may not assign its rights hereunder without the prior written consent of the Company.

         7.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7.8 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         7.9 FURTHER ASSURANCES. Management Stockholder will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Company may reasonably request to effect, consummate, confirm or evidence the transfer to the Company of the Contributed Stock and any other transactions contemplated hereby.

         7.10 GOVERNING LAW. The Delaware Limited Liability Company Act shall govern all issues concerning the relative rights of the Company and the holders of its Common Units and Class C Preferred Units. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7.11 ENTIRE AGREEMENT; AMENDMENT. This Agreement between the Company and Management Stockholder constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         7.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation of this section being untrue.

         7.13 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Management Stockholder at the address set forth on the signature page hereto and to the Company at the address indicated below:

               Coinmach Holdings, LLC
               c/o Coinmach Laundry Corporation
               521 East Morehead Street
               Suite 590
               Charlotte, NC  28202
               Attn: Stephen R. Kerrigan

               with copies, which will not constitute notice to the company, to:
               ----------------------------------------------------------------

               GTCR-CLC, LLC
               c/o GTCR Golder Rauner, L.L.C.
               Sears Tower
               Chicago, IL 60606-6402
               Attention:   David A. Donnini

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attn:  Stephen L. Ritchie, P.C.

               Mayer, Brown, Rowe & Maw
               1675 Broadway
               New York, NY 10019
               Attention:   Ronald S. Brody

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                 *  *  *  *  *

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

                                        COINMACH HOLDINGS, LLC


                                        By:  /S/  ROBERT M. DOYLE
                                           -------------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer


                                        MANAGEMENT STOCKHOLDER:


                                        /S/  Mitchell Blatt
                                        ----------------------------------------
                                        Mitchell Blatt

                                        Address:
                                        8 Hill and Tree Court
                                        Melville, NY 11747


                                        For purposes of Section 7.2 only:

                                        COINMACH LAUNDRY CORPORATION


                                        By:   /S/ ROBERT M. DOYLE
                                           -------------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer


ESCROW AGENT:


  /S/  ROBERT M. DOYLE
--------------------------
Name:  Robert M. Doyle
Title: Secretary

                                                                      SCHEDULE A

    MANAGEMENT STOCKHOLDER SCHEDULE OF CONTRIBUTED STOCK EXCHANGED FOR UNITS

---------------------------------------------- ---------------------------------
              CONTRIBUTED STOCK                            UNITS
---------------------------------------------- ---------------------------------

7,376,400 shares of CLC Common Stock           7,376,400 Common Units
441.311967 shares of AWA Common Stock
---------------------------------------------- ---------------------------------

3,832.69 shares of CLC Preferred Stock         3,832.69 Class C Preferred Units
---------------------------------------------- ---------------------------------

                                                                      EXHIBIT A

                         FORM OF DIVIDEND PAYMENT NOTICE




                                                 [    ], 2003


Coinmach Holdings, LLC
c/o Coinmach Laundry Corporation
521 East Morehead Street
Suite 590
Charlotte, NC  28202
Attn: Stephen R. Kerrigan

             Re: Dividend Payment Notice authorizing Coinmach Laundry Corporation to pay to Coinmach Holdings all of the AWA Common Stock beneficially owned by Management Stockholder pursuant to the AWA Common Stock Dividend
                  -----------------------------------------------------


Ladies and Gentlemen:

         Pursuant to SECTION 2.5 of that certain Contribution Agreement, dated as of the date hereof (the "CONTRIBUTION AGREEMENT"), by and between the undersigned (the "MANAGEMENT STOCKHOLDER"), and Coinmach Holdings, LLC, a Delaware limited liability company ("COINMACH HOLDINGS"), Management Stockholder hereby directs and authorizes Coinmach Laundry Corporation, a Delaware corporation, to pay to Coinmach Holdings all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend on the Closing Date. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Contribution Agreement.

         Management Stockholder has caused this Dividend Payment Notice to be executed and delivered as of the date first above written.




                                                 [Management Stockholder]

                                                 _______________________________